Exhibit 99.1

LIBERTY BROADBAND REPORTS
THIRD QUARTER 2023 FINANCIAL RESULTS

Englewood, Colorado, November 3, 2023 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today reported third quarter 2023 results.

Headlines include(1):

●	Fair value of Charter investment was $20.7 billion as of September 30th
●	Resumed Charter share sales to Charter in October. From October 1, 2023 through October 31, 2023, Liberty Broadband received $48 million of proceeds from the sale of 111 thousand Charter shares to Charter
o	Maintained fully diluted equity interest in Charter of 26%(2)
●	From October 1, 2023 through October 31, 2023, Liberty Broadband repurchased 149 thousand LBRDK shares at an average price per share of $88.18 for total cash consideration of $13.1 million
●	In the third quarter, GCI(3) revenue decreased 3% to $240 million, generated $30 million in operating income and Adjusted OIBDA(4) decreased 1% to $89 million

Share Repurchases

Liberty Broadband resumed share repurchases in October 2023. From October 1, 2023 through October 31, 2023, Liberty Broadband repurchased 149 thousand shares of Series C Liberty Broadband common stock (Nasdaq: LBRDK) at an average cost per share of $88.18 for total cash consideration of $13.1 million. The total remaining repurchase authorization for Liberty Broadband as of November 1, 2023 is approximately $1.9 billion.

Charter Ownership

Under the terms of Liberty Broadband and Charter’s stockholder agreement, Liberty Broadband has sold and will continue to sell to Charter a number of shares of Charter Class A common stock as is necessary to maintain Liberty Broadband’s percentage equity interest at 26% on a fully diluted basis. Share sales resumed in October 2023, and such sales are executed by Liberty Broadband monthly based on Charter’s repurchase activity in the month prior.

From October 1, 2023 through October 31, 2023, Liberty Broadband sold 111 thousand shares of Charter Class A common stock to Charter for total proceeds of $48 million.

Balance Sheet

The following presentation is provided to separately identify cash and liquid investments, debt and public holdings of Liberty Broadband as of June 30, 2023 and September 30, 2023.

(amounts in millions)	6/30/2023	9/30/2023
Cash and Cash Equivalents:
GCI Holdings	$60	$38
Corporate and Other	21	50
Total Liberty Broadband Consolidated Cash	$81	$88

Fair Value of Public Holdings in Charter(a)	$17,303	$20,715

Debt:
Senior Notes(b)	$600	$600
Senior Credit Facility	396	395
Tower Obligations and Other(c)	92	92
Total GCI Holdings Debt	$1,088	$1,087
GCI Leverage(d)	3.0x	3.0x

Charter Margin Loan	$1,475	$1,525
3.125% Exchangeable Senior Debentures due 2053(e)	1,265	1,265
1.25% Exchangeable Senior Debentures due 2050(e)	2	2
Total Corporate Level Debt	$2,742	$2,792

Total Liberty Broadband Debt	$3,830	$3,879
Fair market value adjustment and deferred loan costs	(9)	73
Tower obligations and finance leases (excluded from GAAP Debt)	(87)	(87)
Total Liberty Broadband Debt (GAAP)	$3,734	$3,865

Other Financial Obligations:
Indemnification Obligation(f)	$10	$21
Preferred Stock(g)	180	180

a)	Represents fair value of the investment in Charter as of June 30, 2023 and September 30, 2023. A portion of the Charter equity securities are considered covered shares and subject to certain contractual restrictions in accordance with the indemnification obligation, as described below.
b)	Principal amount of Senior Notes.
c)	Includes the Wells Fargo Note Payable and current and long-term obligations under tower obligations and finance leases.
d)	As defined in GCI's credit agreement.
e)	Principal amount of Exchangeable Senior Debentures exclusive of fair market value adjustments.
f)	Indemnity to Qurate Retail, Inc. (“Qurate Retail”), pursuant to an indemnification agreement (the "indemnification agreement"), with respect to the Liberty Interactive LLC ("LI LLC") 1.75% exchangeable debentures due 2046 (the "LI LLC Charter exchangeable debentures"), as described below. LI LLC is a wholly owned subsidiary of Qurate Retail.

g)	Liquidation value of preferred stock. Preferred stock has a 7% coupon, $25 per share liquidation preference plus accrued and unpaid dividends and 1/3 vote per share. The redemption date is the first business day following March 8, 2039. The preferred stock is considered a liability for GAAP purposes.

Liberty Broadband cash increased $7 million in the third quarter primarily due to net borrowing of debt, partially offset by capital expenditures at GCI. GCI cash decreased $22 million in the third quarter as cash from operations was more than offset by a $25 million dividend paid to Liberty Broadband and the aforementioned capital expenditures.

Liberty Broadband debt increased $49 million in the third quarter due to additional borrowing under the Charter margin loan. There is $775 million of available capacity under the Charter margin loan. GCI’s credit facility has undrawn capacity of $397 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 3.0x.

Liberty Broadband has an indemnification agreement with Qurate Retail with respect to the LI LLC Charter exchangeable debentures. Pursuant to this indemnification agreement, Liberty Broadband has agreed to indemnify LI LLC for any payments made to a holder of such debentures that exercised its exchange right on or before the put/call date of October 5, 2023 in excess of the sum of the adjusted principal amount of such debentures plus certain estimated tax benefits to Qurate Retail, if any, resulting from the exchange. This indemnity is supported by a negative pledge in favor of Qurate Retail on the reference shares of Class A common stock of Charter held at Liberty Broadband that underlie the LI LLC Charter exchangeable debentures. The indemnification obligation on Liberty Broadband’s balance sheet is valued based on the estimated exchange feature in the LI LLC Charter exchangeable debentures. As of September 30, 2023, holders of the LI LLC Charter exchangeable debentures had the ability to exchange their debentures, and accordingly, the indemnification obligation is classified as a current liability. During the three months ended September 30, 2023, indemnification payments were made by Liberty Broadband to Qurate Retail in connection with exchanges of $2 million principal amount of the LI LLC Charter exchangeable debentures that settled in the quarter. Subsequent to September 30, 2023, all remaining LI LLC Charter exchangeable debentures were retired or exchanged.

GCI Operating and Financial Results

	3Q22	3Q23	% Change
(amounts in millions, except operating metrics)
GCI Consolidated Financial Metrics
Revenue
Consumer	$120	$114	(5)%
Business	128	126	(2)%
Total revenue	$248	$240	(3)%

Operating income(a)	$1	$30	NM
Operating income margin(a) (%)	0.4%	12.5%	NM

Adjusted OIBDA(b)	$90	$89	(1)%
Adjusted OIBDA margin(b) (%)	36.3%	37.1%	80	bps

GCI Consumer
Financial Metrics
Revenue
Data	$57	$57	—%
Wireless	49	47	(4)%
Other	14	10	(29)%
Total revenue	$120	$114	(5)%
Operating Metrics
Data:
Cable modem subscribers(c)	156,100	159,300	2%
Wireless:
Lines in service(d)	195,100	200,300	3%

GCI Business
Financial Metrics
Revenue
Data	$104	$105	1%
Wireless	14	12	(14)%
Other	10	9	(10)%
Total revenue	$128	$126	(2)%

a)	Includes a $19 million legal settlement accrual recognized in the three months ended September 30, 2022 to reflect discussions and settlement offers that GCI made to the DOJ and Enforcement Bureau of the FCC. The legal proceedings were finalized and settlement payments were made in the second quarter of 2023.
b)	See reconciling schedule 1.
c)	A cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased. If one entity purchases multiple cable modem service access points, each access point is counted as a subscriber. Data cable modem subscribers as of September 30, 2023 include 1,100 subscribers that were reclassified from GCI Business to GCI Consumer subscribers in the first quarter of 2023 and are not new additions.
d)	A wireless line in service is defined as a wireless device with a monthly fee for services. Wireless lines in service as of September 30, 2023 include 1,400 lines that were reclassified from GCI Business to GCI Consumer lines in the first quarter of 2023 and are not new additions.

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2023 to the same period in 2022.

GCI revenue decreased 3% in the third quarter. Consumer revenue was down 5% driven by declines in the lower-margin video and voice products included in other consumer revenue. Business revenue was down 2% as strength in data was offset by declines in other and wireless revenue. Additionally, both consumer and business revenue were impacted by undersea fiber leased from a competitor on the North Slope that was severed by ice and out of service for three months. The fiber break has since been repaired.

Operating income increased by $29 million in the third quarter primarily due to the $19 million litigation settlement accrual incurred in the prior-year period as well as lower depreciation expense as certain assets became fully depreciated in 2022. Adjusted OIBDA declined 1% in line with revenue, partially offset by reduced consumer video costs and lower labor related expenses.

In the third quarter, GCI spent $48 million on net capital expenditures. Capital expenditure spending was primarily related to improvements to the wireless and hybrid fiber coax networks. GCI's net capital expenditures for full year 2023 are expected to be approximately $185 million related to increased investment in middle mile and last mile data connectivity, including network expansion in rural Alaska.

FOOTNOTES

1)

Liberty Broadband will discuss these highlights and other matters on Liberty Broadband's earnings conference call that will begin at 11:15 a.m. (E.T.) on November 3, 2023. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	Calculated pursuant to the stockholder agreement between Liberty Broadband and Charter Communications, Inc. ("Charter").
3)	Liberty Broadband’s principal operating asset is GCI Holdings, LLC (“GCI” or “GCI Holdings”), Alaska's largest communications provider. Liberty Broadband also holds an interest in Charter.
4)	For a definition of Adjusted OIBDA and Adjusted OIBDA margin and applicable reconciliations, see the accompanying schedules.

NOTES

LIBERTY BROADBAND FINANCIAL METRICS

(amounts in millions)	3Q22	3Q23
Revenue
GCI Holdings	$248	$240
Corporate and other	-	-
Total Liberty Broadband Revenue	$248	$240

Operating Income (Loss)
GCI Holdings	$1	$30
Corporate and other	(13)	(9)
Total Liberty Broadband Operating Income (Loss)	$(12)	$21

Adjusted OIBDA
GCI Holdings	$90	$89
Corporate and other	(7)	(4)
Total Liberty Broadband Adjusted OIBDA	$83	$85

Important Notice: Liberty Broadband (Nasdaq: LBRDA, LBRDK, LBRDP) will discuss Liberty Broadband’s earnings release on a conference call which will begin at 11:15 a.m. (E.T.) on November 3, 2023. The call can be accessed by dialing (877) 407-3944 or (412) 902-0038, passcode 13736992, at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertybroadband.com/investors/news-events/ir-calendar. Links to this press release and replays of the call will also be available on Liberty Broadband’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, capital expenditures, matters relating to Liberty Broadband’s equity interest in Charter and Charter’s buyback of common stock, Liberty Broadband’s participation in Charter’s buyback of common stock, indemnification by Liberty Broadband, the continuation of our stock repurchase program and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Broadband, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of inflationary pressures) and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Broadband (and certain of its subsidiaries) and GCI Holdings together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP. Liberty Broadband defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, transaction costs, separately reported litigation settlements, restructuring and impairment charges. Further, this press release includes Adjusted OIBDA margin which is also a non-GAAP financial measure. Liberty Broadband defines Adjusted OIBDA margin as Adjusted OIBDA divided by revenue.

Liberty Broadband believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business' performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, Liberty Broadband views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Broadband’s management considers in assessing the results of operations and performance of its assets. Please see the tables below for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of GCI’s operating income to its Adjusted OIBDA for the three months ended September 30, 2022 and September 30, 2023.

GCI HOLDINGS ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	3Q22	3Q23
GCI Holdings Operating Income	$1	$30
Depreciation and amortization	66	55
Stock-based compensation	4	4
Litigation settlement(a)	19	—
GCI Holdings Adjusted OIBDA	$90	$89

a)	During the three months ended September 30, 2022, GCI recorded legal settlement expense of $19 million to reflect discussions and settlement offers that GCI made to the DOJ and Enforcement Bureau of the FCC. The legal proceedings were finalized and settlement payments were made in the second quarter of 2023.

SCHEDULE 2

The following table provides a reconciliation of operating income (loss) calculated in accordance with GAAP to Adjusted OIBDA for Liberty Broadband for the three months ended September 30, 2022 and September 30, 2023.

LIBERTY BROADBAND ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	3Q22	3Q23
Liberty Broadband Operating Income (Loss)	$(12)	$21
Depreciation and amortization	66	55
Stock-based compensation	10	9
Litigation settlement(a)	19	—
Liberty Broadband Adjusted OIBDA (Loss)	$83	$85
GCI Holdings	$90	$89
Corporate and other	(7)	(4)

a)	During the three months ended September 30, 2022, GCI recorded legal settlement expense of $19 million to reflect discussions and settlement offers that GCI made to the DOJ and Enforcement Bureau of the FCC. The legal proceedings were finalized and settlement payments were made in the second quarter of 2023.

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(unaudited)

	September 30,	December 31,
	2023	2022

	amounts in millions,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$88	375
Trade and other receivables, net of allowance for credit losses of $5 and $4, respectively	220	201
Prepaid and other current assets	122	84
Total current assets	430	660
Investment in Charter, accounted for using the equity method	12,229	11,433
Property and equipment, net	1,036	1,011
Intangible assets not subject to amortization
Goodwill	755	755
Cable certificates	550	550
Other	40	37
Intangible assets subject to amortization, net	477	516
Other assets, net	251	180
Total assets	$15,768	15,142

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$104	92
Deferred revenue	28	20
Current portion of debt, including $2 and $1,373 measured at fair value, respectively	5	1,376
Indemnification obligation	21	50
Other current liabilities	71	137
Total current liabilities	229	1,675
Long-term debt, net, including $1,316 and zero measured at fair value, respectively	3,860	2,425
Obligations under tower obligations and finance leases, excluding current portion	83	86
Long-term deferred revenue	66	63
Deferred income tax liabilities	2,184	2,040
Preferred stock	202	202
Other liabilities	147	150
Total liabilities	6,771	6,641
Equity
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 18,231,629 and 18,528,468 at September 30, 2023 and December 31, 2022, respectively	—	—
Series B common stock, $.01 par value. Authorized 18,750,000 shares; issued and outstanding 2,027,232 and 2,106,636 at September 30, 2023 and December 31, 2022, respectively	—	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 125,954,265 and 125,962,296 at September 30, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	3,293	3,318
Accumulated other comprehensive earnings (loss), net of taxes	45	9
Retained earnings	5,638	5,155
Total stockholders' equity	8,977	8,483
Non-controlling interests	20	18
Total equity	8,997	8,501
Commitments and contingencies
Total liabilities and equity	$15,768	15,142

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	September 30,
	2023	2022

	amounts in millions, except per share amounts
Revenue	$240	248
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization shown separately below)	59	64
Selling, general and administrative, including stock-based compensation	105	111
Depreciation and amortization	55	66
Litigation settlement	—	19
	219	260
Operating income (loss)	21	(12)
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(54)	(35)
Share of earnings (losses) of affiliate	326	309
Gain (loss) on dilution of investment in affiliate	(10)	—
Realized and unrealized gains (losses) on financial instruments, net	(81)	148
Gain (loss) on dispositions, net	—	—
Other, net	6	(34)
Earnings (loss) before income taxes	208	376
Income tax benefit (expense)	(46)	(61)
Net earnings (loss)	162	315
Less net earnings (loss) attributable to the non-controlling interests	—	—
Net earnings (loss) attributable to Liberty Broadband shareholders	$162	315
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.11	2.07
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$1.10	2.05

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Nine months ended
	September 30,
	2023	2022

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$483	1,079
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	169	195
Stock-based compensation	25	28
Litigation settlement	—	29
Share of (earnings) losses of affiliate, net	(892)	(998)
(Gain) loss on dilution of investment in affiliate	42	67
Realized and unrealized (gains) losses on financial instruments, net	155	(362)
Deferred income tax expense (benefit)	137	16
(Gain) loss on dispositions, net	—	(179)
Other, net	(3)	(3)
Change in operating assets and liabilities:
Current and other assets	(60)	131
Payables and other liabilities	(102)	(63)
Net cash provided by (used in) operating activities	(46)	(60)
Cash flows from investing activities:
Capital expenditures	(149)	(132)
Grant proceeds received for capital expenditures	6	—
Cash received for Charter shares repurchased by Charter	42	2,602
Cash proceeds from dispositions, net	—	163
Cash released from escrow related to dispositions	23	—
Purchases of investments	(53)	—
Other investing activities, net	2	4
Net cash provided by (used in) investing activities	(129)	2,637
Cash flows from financing activities:
Borrowings of debt	1,501	300
Repayments of debt, tower obligations and finance leases	(1,547)	(203)
Repurchases of Liberty Broadband common stock	(40)	(2,641)
Indemnification payment to Qurate Retail	(26)	—
Other financing activities, net	(3)	(5)
Net cash provided by (used in) financing activities	(115)	(2,549)
Net increase (decrease) in cash, cash equivalents and restricted cash	(290)	28
Cash, cash equivalents and restricted cash, beginning of period	400	206
Cash, cash equivalents and restricted cash, end of period	$110	234